SRK Consulting (U.S.), Inc. 7175 West Jefferson Avenue, Suite 3000 Lakewood, CO USA 80235 denver@srk.com www.srk.com Tel: 303.985.1333 Fax: 303.985.9947

March 29, 2006

Golden Queen Mining Company Ltd.
6411 Imperial Avenue Vancouver,
British Columbia
Canada V7W 2J5

Re:	Golden Queen Mining Company Ltd. (the “Company”)
Annual Report on Form 10KSB

I am the author of the technical report prepared by SRK Consulting of Lakewood, Colorado, titled “NI 43-101 Technical Report - Soledad Mountain Project”, dated March 2006 (the “Report”) referred to in the Form 10KSB of the Company for the period ended December 31, 2005 (the "Form 10KSB"). I, on my own behalf and on behalf of SRK Consulting, hereby consent to being named as an expert in the Form 10KSB and to the use of, or reference to, the Report in the Form 10KSB. I further consent to the filing this consent letter as an exhibit to the Form 10KSB to be filed with the U.S. Securities and Exchange Commission.

Yours truly,
SRK Consulting (U.S.), Inc.

/s/ Peter I. Clarke

Peter I. Clarke
Principal Mining Engineer

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